Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Tremisis Energy Acquisition Corporation II (the “Company”) on Form 10-Q for the period ending September 30, 2008 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, I Ronald D. Ormand, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 13, 2008	/s/ Ronald D. Ormand
Name: Ronald D. Ormand
Title: President and Chief Financial Officer
(Principal Financial and Accounting Officer)